EXHIBIT 23.02



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



        We consent to the incorporation by reference in this Registration Statement of Point 360 on Form S-8 of our report, dated February 15, 2005, included in and incorporated by reference in the Annual Report on Form 10-K of Point 360 for the year ended December 31, 2004.



/S/ Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
May 25, 2005